FORM 8-K/A

(Amendment No. 1)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) March 22, 2019

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

  22 Journey

Aliso Viejo, California 92656

(Address of principal executive offices and Zip Code)

(949) 234-1999

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our two wholly-owned subsidiaries, Seychelle Water Technologies, Inc. and Fill 2 Pure International, Inc., also both Nevada corporations.

Item 5.02 Departure of Officer and Appointment of Officers.

Effective March 8, 2019, Mr. Carl Palmer resigned from his offices as Treasurer, President, CEO and CFO of the Company. There are no disagreements between the Company and Mr. Palmer. He remains a Director of the Company and plans to continue to work with the Company primarily in a consulting capacity, with a focus on strategic issues. A copy of his resignation letter is attached.

Also on March 8, 2019, Ms. Cari Beck became the President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company.  She is also a Director and HR Manager.

Effective March 8, 2019, Ms. Lena Smith became the Secretary of the Company. She is currently the Administrative Assistant to the President and CEO of Seychelle. Ms. Smith has been with Seychelle since March 2013, where she began her employment as a Customer Service Representative and attained her current position two years later. Before joining Seychelle, Ms. Smith spent 23 years in the hospitality field and food service industry where she assumed various management positions. She is a Southern California native and a 1989 graduate of Capistrano Valley High School. She attended Saddleback College. From 2000 to 2007, she has held positions as a volunteer, member, chairperson or board member to organizations such as AYSO, Capistrano Unified School District PTA and School Site Council, Newhart Jr. High, George White and Castille Elementary as well as other local community associations.

Ms. Jocelyn Straubinger remains the Controller of the Company.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

17.2	Departure of Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: March 22, 2019	By:	/s/ Cari Beck
Cari Beck, President

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